Exhibit 99.1

Media Contacts:
Don Carroll
972. 559.2300
dcarroll@heelys.com

Heidi McKinley
214.443.7578
heidi.mckinley@edelman.com

FOR IMMEDIATE RELEASE

Heelys® Appoints Jerry R. Edwards to its Board of Directors

DALLAS (March 19, 2008) — Heelys, Inc. (NASDAQ: HLYS) has appointed Jerry R. Edwards to its Board of Directors, effective March 12, 2008.  Edwards, former president and CEO of Pearl Izumi, a leading brand of hi-tech performance apparel and footwear for outdoor sports, will serve as a director of the board and as a member of the Audit Committee.

Edwards has more than 25 years of experience managing high performing apparel and information technology operations.  Currently, he is Managing Director of Great Circle Ventures, LLC, a private investment company, where he has been since 2005.  From 1998 to 2005, Edwards served as president and CEO of Pearl Izumi where he completed a business turnaround and increased sales revenue from $20 million to nearly $58 million in 2005.  As a result, Pearl Izumi was sold to Nautilus, Inc. (NYSE: NLS) in July 2005 for $74 million.  Prior to Pearl Izumi, he served as President and Chief Operating Officer for Rodeer Systems, Inc., a $50 million transcription service business with an innovative electronic medical records system that he founded.  Throughout his career, Edwards has held other notable roles, including an executive position with Lee Apparel, a division of VF Corporation.

“Jerry is a strategic visionary and has a proven track record of increasing core business and expanding global operations,” said Ralph Parks, interim CEO for Heelys.  “His leadership of Pearl Izumi and other multi-million dollar national and global companies make him a strong addition to Heelys board and we look forward to his contributions.”

Edwards received his bachelor of science from East Carolina University and a master of science in Systems Management from The University of Southern California.  He is a former United States Air Force Captain and is a recipient of the ‘Edleman Award’ from The Institute of Management Science.

About Heelys, Inc.

(NASDAQ: HLYS) Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS® brand targeted to the youth market.  The company’s primary product, HEELYS-wheeled footwear, is the patented dual-purpose footwear that incorporates a stealth, removable wheel in the heel.  HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to skating by shifting weight to the heel.  Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel.  HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

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Forward Looking Statements

Certain information in this press release may be deemed to constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements anticipated in the forward looking statements. Certain of the risks and uncertainties and other factors include, without limitation, the fact that substantially all of the Company’s net sales are generated by one product, the Company may not be able to successfully introduce new product categories, the Company’s intellectual property may not restrict competing products that infringe on its patents from being sold, the Company’s dependence on independent manufacturers, continued changes in fashion trends and consumer preferences and general economic conditions, and additional factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, available at www.sec.gov. Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.